CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333 – 75026 of TransTechnology Corporation on Form S- 8 of our report dated October 11, 2006, appearing in this Annual Report on Form 11-K of TransTechnology Corporation Retirement Savings Plan for the year then ended March 31, 2006.
/s/ DELOITTE & TOUCHE LLP
Parsippany, New Jersey
October 11, 2006